CUSIP No.  410768 10 5              SCHEDULE 13G                  Page  9  of  9
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                                                                    EXHIBIT 99.1
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                             JOINT FILING AGREEMENT


The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Shares of Hanover Compressor Company, dated as of February 14, 2002, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(c) under the Securities Exchange Act of 1934.


Dated as of February 14, 2002


                                GKH INVESTMENTS, L.P.,
                                a Delaware limited partnership


                                By: GKH PARTNERS, L.P.,
                                    a Delaware limited partnership,
                                    its general partner


                                By: JAKK HOLDING CORP.,
                                    a Nevada corporation,
                                    its general partner


                                By: /s/ Melvyn N. Klein
                                    ------------------------------
                                    Name:  Melvyn N. Klein
                                    Title: President



                                GKH PARTNERS, L.P.,
                                a Delaware limited partnership


                                By: JAKK HOLDING CORP.,
                                    a Nevada corporation,
                                    its general partner


                                By: /s/ Melvyn N. Klein
                                    ------------------------------
                                    Name:  Melvyn N. Klein
                                    Title: President